                                BDO SEIDMAN, LLP
                            1900 AVENUE OF THE STARS

                           LOS ANGELES, CA 90067-4301
                                 (310) 557-0300

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Country Star Restaurants, Inc.
Los Angeles, California

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated April 11, 1996, relating to the financial statements of Country Star Restaurants, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                         /s/ BDO Seidman, LLP
                                         ------------------------------
                                           BDO SEIDMAN, LLP

Los Angeles, California
May 30, 1996